Exhibit 1

Memorandum of Understanding

Article 1 (Purpose of Memorandum of Understanding)

This Memorandum of Understanding (this “MOU”) is for the sale of shares issued by EXICURE INC [NASDAQ: XCUR] (the “Target Company”) owned by CBI USA INC (the “Transferer”) to HNB Design Co., Ltd. and Cellumed Co., Ltd. (collectively the “Joint Transferees”, and each a “Joint Transferee”, and such sale the “Transfer”). In order to clearly define the mutual trust between the Transferor and the Joint Transferees, this MOU serves to indicate the intention to purchase prior to the execution of the actual purchase agreement (the “Definitive Agreement”) and will take effect when the Definitive Agreement is signed at a later time. At the time of signing the Definitive Agreement, the performance of the transaction, such as the transfer of stock of the Transfer, will be guaranteed by CBI Co., Ltd. (the “Guarantor”). If necessary, participation as the Joint Transferees can be changed once and/or the ratio of the investment amount can be changed, and all parties will actively cooperate with such changes.

Article 2 (Number of Shares Transferred and Transfer Price)

(1) The shares to be transferred will be 3,400,000 shares of the common stock of the Target Company, of which:

1,700,000 shares will be transferred to HNB Design Co., Ltd., and

1,700,000 shares will be transferred to Cellumed Co., Ltd.

(2) The Target Company’s stock will be priced at US$1.60 per share.

(3) The total price of the Transfer will be US$5,440,000 (the “Transfer Price”), and the Joint Transferees, to be confirmed before the Definitive Agreement is signed, will each pay to the Transferor as follows (such payment, the “Transfer Payment”):

HNB Design Co., Ltd.	US$2,720,000

Cellumed Co., Ltd.	US$2,720,000.

Article 3 (Payment of Transfer Price and Stock Transfer)

Each Joint Transferee intends to pay the Transfer Price to the Transferor according to the following subparagraphs, and the Transferor intends to transfer the subject stock to each of the Joint Transferees respectively. In addition, following the signing of this MOU but prior to May 10, 2023, the Joint Transferees must announce the intention of entering into the Definitive Agreement and must obtain an overseas investment report for the remittance of the Transfer Payment.

After the execution of the Definitive Agreement, the Transferor will confirm that four of the current registered directors of the Target Company (Jung-sang Kim, Chang-il Ahn, Chul-ho Jo, and Hyuk-ku Lee) resign by May 31, 2023. The following will be implemented pursuant to the Definitive Agreement after it is signed:

(1) Transfer Payment: Each Joint Transferee to wire the Transfer Payment to the account designated by the Transferor.

Bank Name:	Bank of America

Account Name:	CBI USA INC.

Account Number:	138129303770

a)	Down Payment: US$544,000 to be paid on May 10, 2023, of which HNB Design Co., Ltd. will pay US$272,000 and Cellumed Co., Ltd. will pay US$272,000.

b)

Balance: Joint Transferees to pay the balance of US$4,896,000 to the escrow agent on the day before the annual shareholders’ meeting of the Target Company, such payment to be released from escrow to the Transferor once six directors nominated by the Joint Transferees are legally elected at the annual shareholders’ meeting of the Target Company.

(2) Transfer of stocks: Immediately after the Transfer Payment is complete, the Transferor to transfer the stocks to the Joint Transferees’ designated securities accounts.

Broker Name:	Hana Securities

Account Name:	HNB Design Co., Ltd.

Account Number:	38664270-010

Article 4 (Other Matters)

(1) In the implementation of this MOU, the Transferor and the Joint Transferees shall cooperate with each other based on the principle of good faith such that that the Definitive Agreement can proceed as intended.

(2) In connection to this MOU, all taxes, fees and other expenses incurred by each party after the execution of the Definitive Agreement shall be borne by each party, unless otherwise agreed.

(3) Matters not specified in this MOU shall follow the laws of the Republic of Korea and other relationships in accordance with the purpose of this agreement.

(4) This MOU is a letter of intent for the execution of the Definitive Agreement, and is not legally binding before further negotiations and execution of the Definitive Agreement. The Transferor and the Joint Transferees agree that no legal objections will be raised in the event the Definitive Agreement is not executed.

After the execution of this MOU, the Transferor and the Joint Transferees shall negotiate in good faith to so that the agreed contents can be fulfilled, and proceed with negotiations such that the Definitive Agreement can be executed before May 10, 2023.

IN WITNESS WHEREOF, the parties hereto have executed this MOU as of the date set forth below, with four copies signed and sealed, and keeping one copy each.

2023. 04. 27.

(“Transferor”)

Company Name: CBI USA, INC.

Address: 3000 WESTERN AVE STE 400 SEATTLE, WA 98121

Overseas Local Company Identification Number: 275117469

Local Taxpayer ID Number: 86-3703094

CEO: Kyungwon Oh

(“Guarantor”)

Company Name: CBI Co., Ltd.

Address: 208, Namdong-daero, Namdong-gu, Incheon

CEO: Kyungwon Oh

(“Joint Transferees”)

Company Name: HNB Design Co., Ltd.

Address: 18th floor, 301 Teheran-ro, Gangnam-gu, Seoul (Yeoksam-dong, Samjeong Building)

CEO: Jae-sook Lee

Company Name: Cellumed Co., Ltd.

Address: #402, 130, Digital-ro, Geumcheon-gu, Seoul (Gasan-dong, Namseong Plaza)

CEO: In-soo Yoo

ì–‘í•´ ê°ì„œ ì œ1ì¡°(ì–‘í•´ê°ì„œì ~ ëª©ì ) ë³¸ ì–‘í•´ê°ì„œëŠ” CBI USA(ì ´í•~‘ì–‘ë„ì ¸’)ê° ì†Œìœ í•œ EXICURE INC [NASDAQ: XCUR] (ì ´í•~‘ëŒìƒíšŒì,¬’) ë°œí–‰ ì£¼ì‹ ì „ ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ ê³¼ ã^œì…ë£¨ë©”ë“œ (ì ´í•~‘ê³µë™ì–‘ì^~ì ¸’)ì ê²Œ ë§¤ë„í•¨ì ìž^ì–´ ì–‘ë„ì ¸ê³¼ ê³µë™ì–‘ì^~ì ¸ ê°„ì ~ ìƒí~¸ê°„ì ~ ì‹ ë¢°ë¥¼ ëª…í™•íž^ ê·œì •í•~ê³ ìž ë³¸ê³„ì•½ì „ ì²´ê²°í•~ê¸°ì „ì ì ¸ì^~ì ~í–¥ì ´ ìž^ì Œì „ ë,~íƒë,´ëŠ” ì–‘í•´ê°ì„œë¡œì„œ ì¶”í›„ ë³¸ê³„ì•½ì „ ì²´ê²°í•¨ìœ¼ë¡œì„œ íš¨ë ¥ì ´ ë°œìƒ ë~ë©°, ì”¨ë¹„ì•„ì ´ã^œ(ì ´í•~‘ë³´ì¦ ì ¸’)ëŠ” ì¶”í›„ ë³¸ê³„ì•½ì‹œì ì–‘ë„ì ¸ì ~ í•´ë‹¹ ì£¼ì‹ ì ´ì „ ë“± ê±°ëž~ì ´í–‰ì „ ì °ëŒë³´ì¦ í•œë‹¤. ê³µë™ì–‘ì^~ì ¸ì ~ ì°¸ê°ìž ë³ê²½í•„ìš”ì‹œ 1íšŒ ì¶”ê° ë~ëŠ” ë³ê²½ë ì^~ ìž^ê³ í^¬ìžê¸^ì•¡ì ~ ë¹„ìœ¨ë„ ë³ê²½ë ì^~ ìž^ìœ¼ë©°, ëª¨ë“ ë‹¹ì,¬ìžë“¤ì ì ê·¹ í~‘ì¡°í•œë‹¤. ì œ2ì¡°(ì–‘ë„ ì£¼ì‹ ì^~ ë° ì–‘ë„ëŒê¸^) (1) ì–‘ë„ëŒìƒ ì£¼ì‹ ì ~ ì^~ëŠ” ëŒìƒíšŒì,¬ ë°œí–‰ ë³´í†µì£¼ì‹ 3,400,000ì£¼ì ´ë©°, ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ ì ê²Œ 1,700,000ì£¼, ã^œì…ë£¨ë©”ë“œ ì ê²Œ 1,700,000ì£¼ ì–‘ë„ì~^ì •ì ´ë‹¤. (2) ëŒìƒì£¼ì‹ ì ~ 1ì£¼ë‹¹ ê°ê²©ì US$1.60ìœ¼ë¡œ í• ì~^ì •ì ´ë‹¤. (3) ì–‘ë„ëŒê¸^ì ì´ ê¸^ì•¡ US$5,440,000ìœ¼ë¡œ í•~ë©°, ê³µë™ì–‘ì^~ì ¸ì ì•„ëž~ì™ ê°™ì ´ ì–‘ë„ì ¸ì ê²Œ ì§ê¸‰í• ì ~í–¥ì ´ ìž^ê³ , ë³¸ ê³„ì•½ í›„ í™•ì •í•~ë„ë¡ í•œë‹¤. ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ US$2,720,000 ã^œì…ë£¨ë©”ë“œ                 US$2,720,000 ì œ3ì¡°(ì–‘ë„ëŒê¸^ì ~ ì§ê¸‰ ë° ì£¼ì‹ ì ~ ì ´ì „ ë“±) ê³µë™ì–‘ì^~ì ¸ì ì–‘ë„ì ¸ì ê²Œ ë‹¤ì Œ ê° í~¸ì ë”°ë ¼ ì–‘ë„ëŒê¸^ì „ ì§ê¸‰í• ì ~í–¥ì ´ ìž^ê³ , ì–‘ë„ì ¸ì ëŒìƒì£¼ì‹ ì „ ê³µë™ì–‘ì^~ì ¸ì ê²Œ ê°ê° ì ´ì „í• ì~^ì •ì ´ë‹¤. ë~í•œ ê³µë™ì–‘ì^~ì ¸ì ì–‘í•´ê°ì„œ ì²´ê²° í›„

5ì›” 10ì ¼ ì ´ì „ì ë³¸ê³„ì•½ ì ~ì,¬ë¥¼ í‘œëª…í•œí›„ ë³¸ê³„ì•½ ì²´ê²°ì ´í›„ì ì–‘ì^~ë„ëŒê¸^ì ~ ì†¡ê¸^ì ~ í•´ì™¸í^¬ìžì‹ ê³ ë¥¼ ë“ í•~ì ¬ì•¼í•œë‹¤. ì–‘ë„ì ¸ì ë³¸ê³„ì•½ ì²´ê²°ì ´í›„ì ëŒìƒíšŒì,¬ì ~ í~„ ë“±ê¸°ì ´ì,¬ 4ì ¸(ê¹ì •ìƒ, ì•^ì°½ì ¼, ì¡°ì² í~¸, ì ´í~êµ¬)ì „ ì,¬ìž„ì „ 5ì›” 31ì ¼ê¹Œì§ í• ì^~ ìž^ë„ë¡ í™•ì •í•œë‹¤. ì•„ëž~ë,´ìš©ì ë³¸ê³„ì•½ ì²´ê²°ì ´í›„ì ë³¸ê³„ì•½ë,´ìš©ì ë”°ë ¼ì„œ ì ¼ê´„ ì ´í–‰í•~ë„ë¡ í•œë‹¤. 1. ì–‘ë„ëŒê¸^ : ê³µë™ì–‘ì^~ì ¸ì ì–‘ë„ì ¸ì ´ ì§ì •í•~ëŠ” ê³„ì¢Œë¡œ ê° ì–‘ë„ëŒê¸^ì „ ì ´ì²´í•œë‹¤. ì í–‰ëª… : Bank Of America ê³„ì¢Œëª…: CBI USA INC. ê³„ì¢Œë²^í~¸ : 138129303770                 1) ê³„ì•½ê¸^ : 2023ë…„ 5ì›” 10ì ¼ ê¸^ì•¡ $544,000ì „ ì§ê¸‰í•~ë„ë¡ í•~ë©°,              ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ $272,000, ã^œì…ë£¨ë©”ë“œ $272,000 ë¡œ í•œë‹¤. 2) ìž” ê¸^ : ê³µë™ì–‘ì^~ì ¸ì ì •ê¸°ì£¼ì£¼ì´ íšŒ ì „ì ¼ì ìž”ê¸^ $4,896,000ì „ ë²•ë¬´ë²•ì ¸ì              ì ìŠ¤í¬ë¡œ í•œë‹¤. ë³¸ ê¸^ì•¡ì ê³µë™ì–‘ì^~ì ¸ì ´ ì§ëª…í•œ ì ´ì,¬ 6ì ¸ì ´ ì ´ì,¬íšŒ              ë~ëŠ” ì •ê¸°ì£¼ì£¼ì´ íšŒì ì„œ ì ë²•í•~ê²Œ ì„ ìž„ë~ëŠ” ê²½ìš°ì ì–‘ë„ì ¸ì ê²Œ              ì ìŠ¤í¬ë¡œ ëœ ê¸^ì•¡ì „ ì§ê¸‰í•~ê¸°ë¡œ í•œë‹¤. 2. ì£¼ì‹ ì ~ ì ´ì „ : ì–‘ë„ì ¸ì ì–‘ë„ëŒê¸^ ìž…ê¸^ê³¼ ë™ì‹œì ì–‘ë„ì£¼ì‹ ì „ ê³µë™ì–‘ì^~ì ¸ì ´ ì§ì •í•~ëŠ” ì¦ ê¶Œê³„ì¢Œ (í•~ë,~ì¦ ê¶Œ 38664270-010 ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ ê³¼              ã^œì…ë£¨ë©”ë“œ)ì ì ´ì²´í•œë‹¤. ì œ4ì¡°(ê¸°íƒì,¬í•) (1) ë³¸ ì–‘í•´ê°ì„œì ~ ì ´í–‰ì ìž^ì–´ ë³¸ê³„ì•½ì ´ ì§„í–‰ë ì^~ ìž^ë„ë¡ ì–‘ë„ì ¸ê³¼ ê³µë™ì–‘ì^~ì ¸ì ì‹ ì ~ì„±ì‹¤ì ~ ì›ì¹™ì ìž…ê°í•~ì ¬ ìƒí~¸ì„±ì‹¤íž^ í~‘ì¡°í•œë‹¤. (2) ë³¸ ì–‘í•´ê°ì„œì™ ê´ë ¨í•~ì ¬ ë³¸ê³„ì•½ ì²´ê²° ì ´í›„ì ê° ë‹¹ì,¬ìžì ì ~í•~ì ¬ ë°œìƒ í•œ ëª¨ë“ ì¡°ì„¸ ê³µê³¼ê¸^ ê¸°íƒ ë¹„ìš©ì ë³„ë„ í•©ì ~ê° ì †ëŠ” í•œ, ê° ë‹¹ì,¬ìžì ~ ë¶ë‹´ìœ¼ë¡œ í•œë‹¤.

(3) ë³¸ ì–‘í•´ê°ì„œì ëª…ì‹œë~ì§ ì•„ë‹^í•œ ì,¬í•ì ë³¸ ê³„ì•½ì ~ ì·¨ì§ì ë”°ë ¼ ëŒí•œë¯¼êµ ë²•ë¥ ê³¼ ê¸°íƒ ê´ê³„ì ë”°ë ¼ì•¼ í•œë‹¤. (4) ë³¸ ì–‘í•´ê°ì„œëŠ” ë³¸ê³„ì•½ ì²´ê²°ì „ ìœ„í•œ ì ~í–¥ì„œë¡œì„œ ë³¸ê³„ì•½ì „ ìœ„í•œ ê¸°íƒ í~‘ì ~ ë° ì²´ê²°ì‹œê¹Œì§ ë²•ì ì ¸ êµ¬ì†ë ¥ì ´ ì †ìœ¼ë©°, ë³¸ê³„ì•½ ì²´ê²°ì ´ ì ´ë£¨ì–´ì§ì§ ì•Šì „ ê²½ìš° ì–‘ë„ì ¸ê³¼ ê³µë™ì–‘ì^~ì ¸ì ìƒí~¸ ì ¼ì²´ì ~ ë²•ì  ì ´ì ~ë¥¼ ì œê¸°í•~ì§ ì•Šê¸°ë¡œ ì•½ì •í•œë‹¤. ì–‘ë„ì ¸ê³¼ ê³µë™ì–‘ì^~ì ¸ì ì–‘í•´ê°ì„œ ì²´ê²° ì ´í›„, í•©ì ~ëœ ë,´ìš©ì „ ì ´í–‰í• ì^~ ìž^ë„ë¡ ì„±ì‹¤íž^ í~‘ì ~í•~ë©° ë³¸ê³„ì•½ì „ 5ì›” 10ì ¼ ì ´ì „ì ì²´ê²°í• ì^~ ìž^ë„ë¡ í~‘ì ~ë¥¼ ì§„í–‰í•´ë,~ê°„ë‹¤. ìœ„ ë³¸ ì–‘í•´ê°ì„œì ~ ë,´ìš©ì „ ì¦ ëª…í•~ê¸° ìœ„í•~ì ¬ ì–‘ ë‹¹ì,¬ìžëŠ” ë³¸ ê³„ì•½ì„œ 4í†µì „ ìž‘ì„±í•~ì ¬ ì„œëª… ë, ì ¸ í›„ ê° 1í†µì”© ë³´ê´í•œë‹¤. 2023. 04. 27. (‘ì–‘ë„ì ¸’) ì£¼ ì†Œ : 3000 WESTERN AVE STE 400 SEATTLE, WA 98121 í•´ì™¸í~„ì§ê¸°ì …ê³ ìœ ë²^í~¸ : 275117469 í~„ì§ë,©ì„¸ìžë²^í~¸ : 86-3703094 ë²• ì ¸ ëª… : CBI USA, INC. ëŒí‘œì ´ì,¬ : Kyungwon Oh (‘ë³´ì¦ ì ¸’) ì£¼ ì†Œ : ì ¸ì²œê´‘ì ì‹œ ë,¨ë™êµ¬ ë,¨ë™ëŒë¡œ 208 ë²• ì ¸ ëª… : ì”¨ë¹„ì•„ì ´ ì£¼ì‹ íšŒì,¬

ëŒí‘œì ´ì,¬ : ì~¤ê²½ì› (‘ê³µë™ì–‘ì^~ì ¸’) ì£¼ ì†Œ : ì„œìš¸íŠ¹ë³„ì‹œ ê°•ë,¨êµ¬ í…Œí ¤ëžë¡œ 301, 18ì¸µ (ì ì,¼ë™, ì,¼ì •ë¹Œë”©) ë²• ì ¸ ëª… : ã^œì ì ´ì¹~ì•¤ë¹„ë””ìžì ¸ ëŒí‘œ ì ´ì,¬ : ì ´ìž¬ì^™ ì£¼ ì†Œ : ì„œìš¸íŠ¹ë³„ì‹œ ê¸^ì²œêµ¬ ë””ì§í„¸ë¡œ 130, 402í~¸ (ê°ì,°ë™, ë,¨ì„±í”„ë ¼ìž) ë²• ì ¸ ëª… : ã^œì…ë£¨ë©”ë“œ ëŒí‘œ ì ´ì,¬ : ìœ ì ¸ì^~